                                                                   EXHIBIT 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 Post-Effective Amendment No. 1) and related Prospectus of Intuit Inc. for the registration of securities of Intuit Inc. and to the incorporation by reference therein of our report dated August 14, 2002, with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2002, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP

San Francisco, California
January 30, 2003